UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2005

MGM MIRAGE

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada (Address of Principal Executive Offices)	89109 (Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(d) ELECTION OF DIRECTORS

     The Board of Directors of MGM MIRAGE (the “Company”) appointed Rose McKinney-James as a new director of the Company to serve as a member of the Company’s Board of Directors until the next annual meeting or until her successor is elected and qualified. In addition, the Board of Directors has appointed Ms. McKinney-James to serve as a member of the Audit Committee and the Compensation and Stock Option Committee of the Company’s Board of Directors. Such appointment of Ms. McKinney-James became effective on July 6, 2005 upon qualification of Ms. McKinney-James to serve on the Board of Directors of the Company by the New Jersey Casino Control Commission. In connection with such appointment, the Board of Directors of the Company determined that Ms. McKinney-James is “financially literate,” as determined pursuant to the Corporate Governance Rules of the New York Stock Exchange, and is independent pursuant to Rule 10A-3 of the Securities Exchange Act of 1934 and the Corporate Governance Rules of the New York Stock Exchange.

     Ms. McKinney-James has been a principal of Energy Works Consulting LLC since 2002 and a founding member of McKinney-James & Associates since 2003. In addition, Ms. McKinney-James was the President of Brown & Partners, a public relations firm, from 2001 to 2002 and the President of Government Affairs of Faiss Foley Merica, a public relations and government affairs firm, from 2000 to 2001. Prior to joining Faiss Foley Merica, Ms. McKinney-James was the President and Chief Executive Officer of the Corporation for Solar Technology and Renewable Resources, a not-for-profit corporation engaged in the development of solar technology, from 1996 to 2000, Director of the Nevada Department of Business and Industry, which has administrative oversight of 29 state regulatory agencies, boards and commissions, from 1993 to 1995, and Member of the Nevada Public Service Commission from 1989 to 1993. Prior to the acquisition of Mandalay Resort Group by the Company, Ms. McKinney-James served as a director of Mandalay Resort Group, including as the chairperson of its Diversity Committee and a member of its Compensation Committee.

     As a result of, and in connection with, the acquisition of Mandalay Resort Group by the Company on April 25, 2005, the options to purchase 9,000 shares of common stock of Mandalay Resort Group, which options had a weighted average exercise price per share of $27.91, granted to Ms. McKinney-James by Mandalay Resort Group in her role as a director of Mandalay Resort Group was converted into the right to receive $387,810 in cash based on the $71.00 per share merger consideration and pursuant to the terms of the agreement governing the acquisition of Mandalay Resort Group by the Company. Ms. McKinney-James is not currently engaged and, other than as described above, has not been engaged during the last fiscal year in any related transaction with the Company within the meaning of Section 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. McKinney-James and any other persons pursuant to which she was appointed as a director of the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE
Date: July 11, 2005	By:	/s/ Bryan L. Wright
		Name:	Bryan L. Wright
		Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary